KRAMER LEVIN NAFTALIS & FRANKEL LLP

January 29, 2007

E.I.I. Realty Securities Trust
717 Fifth Avenue, 10th Floor
New York, New York 10022

Re: E.I.I. Realty Securities Trust
 File No. 333-45959

Dear Gentlemen:

We hereby consent to the reference to our firm as counsel in this Post-Effective Amendment No. 14 to the Registration Statement No. 333-45959 on Form N-1A.

Very truly yours,

                                                            /s/ Kramer Levin Naftalis & Frankel LLP